UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 1, 2013 (February 26, 2013)
Date of Report (date of earliest event reported)

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AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

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Maryland	001-35263	45-2482685
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

405 Park Avenue
New York, New York 10022
(Address of principal executive offices, including zip code)

(212) 415-6500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 26, 2013, American Realty Capital Properties, Inc. (“ARCP”) held a special meeting of stockholders (the “Special Meeting”) to vote upon certain matters relating to ARCP’s acquisition of American Realty Capital Trust III, Inc. (“ARCT III”).

Set forth below are the voting results for the proposals considered and voted upon at the Special Meeting, all of which were described in ARCP’s and ARCT III’s definitive Joint Proxy Statement/Prospectus, filed with the Securities and Exchange Commission (“SEC”) on January 22, 2013:

1.	To approve the issuance of shares of ARCP common stock to the stockholders of ARCT III pursuant to the merger agreement.

For	Against	Abstain	Broker Non-Votes
6,138,163	74,514	87,588	0

2.	To adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of ARCP common stock to ARCT III stockholders pursuant to the merger agreement.

For	Against	Abstain	Broker Non-Votes
6,040,460	142,719	117,086	0

No other proposals were submitted to a vote of ARCP’s stockholders at the Special Meeting.

Item 8.01. Other Events.

On March 1, 2013, following the close of the merger, 154,017,661 shares of ARCP common stock were outstanding. ARCP began trading on the NASDAQ Global Select Market on February 28, 2013.

Following this Current Report on Form 8-K, ARCP will file an additional Current Report on Form 8-K with the SEC to disclose the close of its merger with ARCT III and certain related agreements, among other transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

Date: March 1, 2013	By: /s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Chief Executive Officer and Chairman of the Board of Directors